SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

45 West 36th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

During the period beginning on January 3, 2013 and ending on January 15, 2013, Intellect Neurosciences, Inc. (the “Issuer”) sold $105,000 aggregate principal amount of its three-year 14% convertible promissory notes (the “Notes”) together with five-year warrants (the “Warrants”) to purchase 15,750,000 shares of common stock of the Issuer, par value $.001 per share (the “Common Stock”) for aggregate cash consideration of $105,000. The Notes have an initial conversion price and the Warrants have an initial exercise price of $.01 per share. The sale of the Notes and Warrants has resulted in an adjustment to $.01 per share to the conversion or exercise price of all other convertible or exercisable securities of the Issuer containing a ratchet adjustment provision. These private sales of securities were exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLECT NEUROSCIENCES, INC.

Date: January 18, 2013	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Chief Financial Officer